Exhibit 99.1
For Immediate Release
Corel Completes InterVideo Acquisition,
Advancing Its Digital Media Software Strategy
Corel Well-Positioned To Emerge as a World Leader In Digital Media Software With
Industry’s Broadest Portfolio Of Digital Imaging and DVD Video Products
OTTAWA, December 12, 2006 — Corel Corporation (NASDAQ:CREL; TSX:CRE) today announced the completion of its acquisition of InterVideo, Inc., a leading provider of digital media authoring and playback software with a focus on high-definition video and DVD technologies. Corel purchased InterVideo for $13.00 per share of InterVideo common stock resulting in an aggregate acquisition price of $198.6 million in an all-cash transaction.
The acquisition substantially expands Corel’s presence in the digital media software market by creating the industry’s broadest portfolio of digital imaging and DVD video products. With the addition of InterVideo, Corel will deliver easier-to-use, multi-purpose high-definition video, imaging, and DVD creation products to consumers and enterprises worldwide while extending its presence in fast-growing Asian markets, such as China, Taiwan and Japan.
InterVideo’s comprehensive suite of advanced digital video and multimedia software products allow users to record, edit, author, distribute and play digital multimedia content on PCs and other devices. In 2005, InterVideo acquired a majority interest in Ulead, a leading developer of video imaging and DVD authoring software for desktop, server, mobile and Internet platforms, and the acquisition of the remaining interest in Ulead is expected to be completed before the end of 2006.
The acquisition combines Corel’s key strengths — business model innovation, understanding of end user requirements and established distribution in the Americas and Europe — with InterVideo’s core assets, which include video technology innovation, established partnerships with the world’s leading PC OEM partners and strong market presence in the Asia Pacific region.
“This strategic combination further strengthens Corel’s leadership position in digital media software and will enable us to deliver even greater value to our customers, partners and shareholders worldwide,” said Corel Chief Executive Officer David Dobson. “We welcome InterVideo’s employees, customers and partners to Corel and we look forward to working with them.”

The combination of Corel, InterVideo and Ulead product lines form the industry’s broadest portfolio of digital media software ranging from photo sharing and image editing products to advanced digital imaging, video editing, and high-definition DVD creation and playback software. Customers and partners now have access to a full breadth of popular, award-winning digital media brands including WinDVD®, WinDVD Creator™, Ulead® PhotoImpact®, Ulead® VideoStudio™, Ulead DVD MovieFactory®, Corel® Paint Shop Pro Photo® and Corel® Snapfire™ — all from a single trusted source. In addition, Corel will deliver HD DVD and Blu-ray Disc solutions to the market, just as the worldwide demand for high-definition video gains significant momentum.
The InterVideo and Ulead product lines complement Corel’s existing digital imaging and video products in several areas, including performance, ease of use and price. In addition, the companies share a common vision around delivering high quality, full-featured software to consumers through leading OEMs, retailers, and Internet distribution channels.
“The addition of InterVideo and Ulead products to our existing digital imaging portfolio puts Corel in a unique position to meet the evolving needs of consumers demanding higher quality and more accessible digital media content — specifically high-definition digital images and videos accompanied by more creative and enjoyable ways to view and share them,” said Blaine Mathieu, general manager of Corel’s Digital Imaging Business. “With the ongoing convergence of different media and devices, consumers need easier-to-use tools that can handle all media types — video, photo and audio — on an equal basis. Corel will fulfill this growing demand by delivering new, easier-to-use, multi-purpose video and imaging software products to consumers and enterprises worldwide.”
Corel will leverage its complementary geographic strengths with InterVideo and Ulead to create an even more efficient sales, marketing and product development engine. With significant development offices in California, China, Minnesota, Ottawa and Taiwan, Corel will be better positioned to meet the specific requirements of customers and partners in various locations around the world.
“The excitement surrounding properties like YouTube clearly showcases why the multimedia software and services segment is so incredibly hot right now,” said Rob Enderle, Principal Analyst for the Enderle Group, a leading San Jose, CA-based research firm covering emerging hardware and software markets. “The enormous mass market potential for products that provide solutions for this rapidly growing segment simply has not yet been realized. Corel is placing itself in the middle of this huge opportunity so that they can capitalize on this incredible opportunity and help drive market growth.”

InterVideo and Ulead customers and partners can continue to access support through their existing contacts and channels. Further information can be found at www.intervideo.com, www.ulead.com or www.corel.com.
The acquisition was financed through a combination of Corel’s cash reserves, InterVideo’s cash reserves and debt financing which included Corel entering into an amendment to its existing credit agreement to increase its available term borrowings by $70 million.
Corel will provide guidance on the combined company when it reports its financial results for the year ended November 30, 2006, in January.
About Corel Corporation Corel is a leading global packaged software company with over 40 million users. The Company provides full-featured, easy-to-use productivity, graphics and digital imaging software and enjoys a favorable market position among consumers and small businesses. The Company’s award-winning product portfolio features popular, globally recognized brands, including CorelDRAW® Graphics Suite, Corel® Paint Shop Pro®, Corel® Snapfire™, Corel® Painter™, Corel DESIGNER®, Corel® WordPerfect® Office, WinZip®, and iGrafx®. With hundreds of industry awards for leadership in software innovation, design and value, Corel’s products have built a loyal following of customers and partners around the globe. Corel’s products are sold in over 75 countries through an international network of resellers and retailers, original equipment manufacturers (OEMs), and Corel’s global websites.
About InterVideo, Inc. InterVideo is a leading provider of integrated digital and high-definition multimedia and audio/video content solutions in the PC, CE and wireless industries. The company’s broad suite of integrated multimedia software products are designed to enhance the consumer’s entertainment experience, whether the content is delivered to a home system, HDTV set, wireless system, mobile or personal multimedia device. InterVideo’s unique iMobi™ multimedia codec technologies are widely used by Smartphones, GPS units and portable entertainment device OEMs and ODMs to enhance music and video enjoyment- anyplace, anytime. The firm’s worldwide headquarters is located in Fremont, CA and it has major offices in Taiwan, Japan, Mainland China and around the globe. For more information, visit www.intervideo.com.
Forward-Looking Statements
This news release includes forward-looking statements that are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Such risks include competitive threats from well-established software companies that have significantly greater market share and resources than us, new entrants that benefit from industry trends, such as the increasing importance of Internet distribution and open source software, and from online services companies that are increasingly seeking to provide software products at little or no incremental cost to their customers to expand their Internet presence and build consumer loyalty. We rely on a small number of key strategic relationships for a significant percentage of our revenue and these relationships can be modified or terminated at any time. In addition, our core products have been marketed for many years and the packaged software market in North America and Europe is relatively mature and characterized by modest growth. Accordingly, we must successfully complete acquisitions, penetrate new markets or increase penetration of our installed base to achieve revenue growth. In addition, we face risks related to the acquisition of InterVideo, Inc., including the risk that disruption from the transaction may make it more difficult to maintain relationships with customers, employees, or suppliers. We face potential claims from third parties who may hold patent and other intellectual property rights which purport to cover various aspects of our products. These and other risks, uncertainties and other important factors are described in Corel’s Prospectus dated April 25, 2006, filed with the Securities and Exchange Commission (The SEC) pursuant to Rule 462(b) of the rules and regulations under the Securities Act of 1933 and Corel’s other filings with the SEC including Corel’s form 10-Q for the quarter ended August 31, 2006 under the caption “Risk Factors” and elsewhere. A copy of the Corel Prospectus and such other filings can be obtained on Corel’s website or on the SEC’s website a http://www.sec.gov. Certain of such risks are also included in Corel’s Canadian supplemented PREP prospectus dated April 25, 2006 available at http://www.sedar.com. In addition, these and other risks can be found in InterVideo’s previous reports filed with the SEC under the caption “Risk Factors” and elsewhere, including InterVideo’s 10-Q for the quarter ended September 30, 2006, which can be found on InterVideo’s website or on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

© 2006 Corel Corporation. All rights reserved. Corel, CorelDRAW, Paint Shop Pro, Snapfire, Painter, Corel DESIGNER, WordPerfect, WinZip, iGrafx the Corel logo, InterVideo, WinDVD and WinDVD Creator are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other trademarks are the property of their respective holders.
CRELF
Press Contact:
Gail Scibelli
617-539-9984
gail.scibelli@corel.com
Investor Relations Contact
The Blueshirt Group
415-217-7722
Todd Friedman
todd@blueshirtgroup.com
Stacie Bosinoff
stacie@blueshirtgroup.com